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                                                                    EXHIBIT 10.1

                              MEMORANDUM OF LEASE


  In accordance with Connecticut General Statutes, Section 47-19, notice is hereby given of a certain Lease by and between FUSCO HARBOUR ASSOCIATES, LLC, a Connecticut limited liability company, having its principal place of business c/o The Fusco Corporation, 555 Long Wharf Drive, New Haven, Connecticut 06511, as Landlord, and CURAGEN CORPORATION, a Delaware corporation, with an office at 555 Long Wharf Drive, New Haven, Connecticut 06511, as Tenant, as follows:


Date of Execution:      December 23, 1996

Date of Execution of
First Amendment to
Lease Agreement:        October 27, 1997

Date of Execution of
Second Amendment to
Lease Agreement:        August 31, 1998

Description of the
Demised Premises:       Thirty-five thousand nine hundred thirty eight
                        (35,938) rentable square feet of floor area, situated in Building I of the Long Wharf Maritime Center complex, located at 555 Long Wharf Drive, New Haven,
                        Connecticut 06511.

Initial Term:           The period commencing on January 1, 1997 and expiring
                        on December 31, 2002.

Rights of Extension
or Renewal:             Two (2) periods of five (5) years each.


File Copy:              A copy of the Lease is on file in the office of the
                        Landlord. All provisions set forth in that certain Lease between Landlord and Tenant dated December 23, 1996 are incorporated into and made a part of this Memorandum of Lease by reference.

Conflict:               In the event of a conflict between the terms of the
                        Lease and this Memorandum of Lease, the terms of the Lease shall prevail.